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                                                            Exhibit 99.(d)(4)


August 21, 2001                                                 VIA FACSIMILE
                                                                AND COURIER
Mr. Dennis Kelleher
Manager, Mergers and Acquisitions
BP Corporation North America Inc.
Mail Code 2403
200 E Randolph Dr.
Chicago, IL 60601


                                       CONFIDENTIALITY AGREEMENT

Dear Mr. Kelleher:

       In connection with our possible interest in the acquisition of BP Corporation North America Inc.'s ("BP") equity interest in Vysis, Inc. (the "Company") or in the total acquisition of the Company (the "Transactions"), we have requested that you or your representatives furnish us or our representatives with certain information relating to the Company or the Transactions. All such information (whether written or oral) furnished by you or your directors, officers, employees, affiliates (not including the Company with whom Abbott has a separate confidentiality agreement regarding the Transactions), representatives (including, without limitation, financial advisors (e.g. UBS Warburg), attorneys and accountants) or agents (collectively, "your Representatives") to us or our directors, officers, employees, affiliates, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "our Representatives") and all analyses, compilations, forecasts, studies or other documents prepared by us or our Representatives in connection with our or their review of, or our interest in, the Transactions which contain or reflect any such information is hereinafter referred to as the "Information". The term "Information" shall also include information (whether written or oral) relating to us or the Transactions furnished hereunder by us or our Representatives to you or your Representatives. The term Information will not, however, include information which: (i) is or becomes publicly available other than as a result of an unauthorized disclosure by us or our Representatives; (ii) is or becomes available to us on a non-confidential basis; (iii) is in our possession prior to disclosure in connection with the Transactions (whether on, before or after the date of this letter agreement), as evidenced by our written records; or (iv) is independently developed by or for us or our Representatives without reference to Information.

Accordingly, the parties hereby agree as follows:


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Mr. Dennis Kelleher
August 21, 2001
Page 2


1. We and our Representatives: (a) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without your prior written consent, disclose any Information in any manner whatsoever; and (b) will not use any Information other than in connection with the Transactions; PROVIDED, HOWEVER, that we may reveal the Information to our Representatives: (x) who need to know the Information for the purpose of evaluating the Transactions; (y) who are informed by us of the confidential nature of the Information; and (z) who agree to act in accordance with the terms of this letter agreement. We will cause our Representatives to observe the terms of this letter agreement, and we will be responsible for any breach of this letter agreement by any of our Representatives.

       You and your Representatives: (a) will keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose any Information in any manner whatsoever; and (b) will not use any Information other than in connection with the Transactions; PROVIDED, HOWEVER, that you may reveal the Information to your Representatives: (x) who need to know the Information for the purpose of evaluating the Transactions; (y) who are informed by you of the confidential nature of the Information; and (z) who agree to act in accordance with the terms of this letter agreement. You will cause your Representatives to observe the terms of this letter agreement, and you will be responsible for any breach of this letter agreement by any of your representatives. Notwithstanding the above provisions, you and your Representatives may disclose Information to the Company which has a Confidentiality Agreement with us executed April 19, 2001, as amended, that relates to the Transactions.

2. We and our Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without your prior written consent, disclose to any person the fact that the Information exists. You and your Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without our prior written consent, disclose to any person the fact that the Information exists. Further, each party and its Representatives will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 3 below), without the other party's prior written consent, disclose to any person the fact that the Information has been made available to us, that we are considering the Transactions, or that discussions or negotiations are taking or have taken place concerning the Transactions or any term, condition or other fact relating to the Transactions or such discussions or negotiations, including, without limitation, the status thereof. Notwithstanding the above provisions, you and your Representatives may disclose Information to the Company which has a Confidentiality Agreement with us executed April 19, 2001, as amended, that relates to the Transactions.



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Mr. Dennis Kelleher
August 21, 2001
Page 3


3. In the event that we or any of our Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, we will notify you promptly so that you may seek, at your sole expense, a protective order or other appropriate remedy or, in your sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that you do not waive compliance with the terms of this letter agreement, we will furnish only that portion of the Information which we are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

       In the event that you or any of your Representatives are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, you will notify us promptly so that we may seek, at our sole expense, a protective order or other appropriate remedy or, in our sole discretion, waive compliance with the terms of this letter agreement. In the event that no such protective order or other remedy is obtained, or that we do not waive compliance with the terms of this letter agreement, you will furnish only that portion of the Information which you are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

4. If we determine not to proceed with the Transactions, we will promptly inform you of that decision and, in that case, and at any time upon the request of you or any of your Representatives, we will either:
       (a) promptly destroy all copies of the written Information in our or our Representatives' possession and confirm such destruction to you in writing; or (b) promptly deliver to you at our own expense all copies of the written Information in our or our Representatives' possession; PROVIDED, HOWEVER, we may retain one copy of the Information in our counsel's files for archival purposes.

       If you determine not to proceed with the Transactions, you will promptly inform us of that decision and, in that case, and at any time upon the request of us or any of our Representatives, you will either:
       (a) promptly destroy all copies of the written Information in your or your Representatives' possession provided by or related to us and confirm such destruction to us in writing; or (b) promptly deliver to us at your own expense all copies of the written Information in your or your Representatives' possession provided by or related to us; PROVIDED, HOWEVER, you may retain one copy of the Information in your counsel's files for archival purposes.

5. Each party acknowledges that neither the party, nor the party's Representatives, nor any of the party's or its Representatives' respective officers, directors,



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Mr. Dennis Kelleher
August 21, 2001
Page 4


       employees, agents or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended, makes any express or implied representation or warranty as to the accuracy or completeness of the Information, and each party agrees that no such person will have any liability relating to the Information or for any errors therein or omissions therefrom. Each party further agrees that it is not entitled to rely on the accuracy or completeness of the Information. Each party shall be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to the Transactions, subject to such limitations and restrictions as may be contained therein.

6. We acknowledge and agree that: (a) you and your Representatives are free to conduct the process leading up to the possible Transactions as you and your Representatives, in your sole discretion, determine; (b) you reserve the right, in your sole discretion, to change the procedures relating to your consideration of the Transactions at any time without prior notice to us or any other person, to reject any and all proposals made by us or any of our Representatives with regard to the Transactions and to terminate discussions and negotiations with us at any time and for any reason; and (c) we will not contact the Company or any of its directors, officers, agents or employees for the purpose of pursuing the Transactions without your prior written consent. Unless and until a written definitive agreement concerning the Transactions has been executed, neither party nor any of its Representatives will have any obligations to the other party or its Representatives with respect to the Transactions, whether by virtue of this letter agreement, any other written or oral expression with respect to the Transactions or otherwise.

7. Each party acknowledges that remedies at law may be inadequate to protect such party against any actual or threatened breach of this letter agreement by the other party or by its Representatives. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines in a final, non-appealable order that this letter agreement has been breached by a party or by its Representatives, then the breaching party will reimburse the non-breaching party for its costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with all such litigation.

8. No failure or delay by either party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

9. The references to "we", "us", "our" and "our Representatives" shall be read, respectively, as "you", "you", "your" and "your Representatives" when referring to your rights and obligations under this letter agreement.



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Mr. Dennis Kelleher
August 21, 2001
Page 5


10. This letter agreement will be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts between residents of that state and executed in and to be performed in that state.

11. This letter agreement contains the entire agreement between you and us concerning the confidentiality of the Information, and no modifications of this letter agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

12. Except as otherwise provided herein, the term of this letter agreement is one (1) year from the date of this letter agreement. The parties' obligations of confidentiality and nonuse shall terminate four (4) years from the date of this letter agreement.

Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.


                              Very truly yours,

                              ABBOTT LABORATORIES

                              By: /s/ Steve J. Weger, Jr.
                                 -----------------------
                                    Steve Weger Jr.
                                    Vice President, Corporate Planning
                                     and Development


Accepted and Agreed as of the date first written above:

BP Corporation North America Inc.

By: /s/ Dennis Kelleher
   -------------------------
     Dennis Kelleher
     Manager, Mergers and Acquisitions